Exhibit 107.1
CALCULATION OF FILING FEE TABLE

FORM S-8
(Form Type)

HEALTHCARE SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

	Security type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share: Reserved for future issuance under the Amended and Restated 2020 Omnibus Incentive Plan	Other	2,500,000	$22.75	$56,875,000.00	$0.0001381	$7,854.44
		Total offering amounts				$56,875,000		$7,854.44
		Total fee offsets						$0.00
		Net fee due						$7,854.44

1.(1) As described in the Explanatory Note in this registration statement, the number of shares of common stock, par value $0.01 per share ("Common Stock") registered hereby consists of 2,500,000 shares being registered for the first time pursuant to the Healthcare Services Group, Inc. ("the Company") Second Amended and Restated 2020 Omnibus Incentive Plan (the "Amended Plan"). Such shares are subject to reissuance under the Amended Plan in the event the awards are subsequently forfeited, terminated, lapsed, or satisfied thereunder in cash or property other than shares. (2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Amended Plan. Pursuant to Rule 416(a), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of any stock dividend, stock split, recapitalization, or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. (3) With respect to the shares available for issuance under the Amended Plan, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the offering price per share, solely for the purpose of determining the registration fee, is equal to the average of the high and low prices of the Company’s Common Stock reported on the Nasdaq Global Select Market on July 23, 2026 of $22.75 per share.